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                                                                  EXHIBIT 10(10)



               AMENDMENT NO. 1 TO COMMON STOCK PURCHASE AGREEMENT

This Amendment No. 1 to Common Stock Purchase Agreement ("Amendment") is made July 10, 2000 between Dauphin Technology, Inc., an Illinois corporation ("Company"), and Techrich International Limited ("Purchaser").


                                     FACTS:


         On April 9, 2000 Company and Purchaser entered into a Common Stock Purchase Agreement ("Agreement"), pursuant to which Company agreed to sell to Purchaser, and Purchaser agreed to purchase from Company, up to $100,000,000 in $0.001 par value common stock ("Shares") in Company, subject to certain terms and conditions set forth in the Agreement including, but not limited to, registration of the Shares under the Securities Act of 1933, as amended, through Company's filing of a registration statement with the Securities and Exchange Commission (the "SEC"). The SEC has objected to certain provisions of the Agreement as a pre-condition to approval of the effectiveness of a registration statement for the Shares. Neither party is now in default of any of its obligations under the Agreement. Each acknowledges that deletion of the provisions cited by the SEC does not affect the economics of the transactions contemplated by the Agreement and each is willing to agree to the deletions as a pre-condition to SEC approval of the effectiveness of a registration statement for the Shares.

         Now, therefore, in consideration of the foregoing and the mutual covenants contained herein, the Company and the Purchaser agree as follows:

         1. Section 5.3(a) of the Agreement is modified to delete the words "or the Purchaser shall have waived".

         2. The third sentence of Section 6.1(b) of the Agreement is deleted and replaced with the following sentence: "The number of shares of Common Stock purchased by the Purchaser with respect to each Draw Down shall be determined on a daily basis during each Draw Down Pricing Period and settled on a weekly basis."

         3. The last sentence of Section 6.1(c) of the Agreement shall be modified to delete the phrase ", unless otherwise agreed by Purchaser".

         4. Section 7.1 is deleted.

         5. Sections 7.2(a)(iv) and (v) are deleted.

         This Amendment shall be effective upon execution. Except as specifically amended in this Amendment, the terms and provisions of the Agreement shall be unmodified and shall remain in full force and effect.

         In witness whereof, the parties have signed this Amendment on the date first set forth above.

Dauphin Technology, Inc.                     Techrich International Limited


By: /s/ Andrew J. Kandalepas                 By: /s/ Hans Gassner
    ---------------------------------            ------------------------------
Andrew J. Kandalepas, President & CEO        Hans Gassner, Authorized Signatory